Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-278591), Form F-3 (File No. 333-282998) and Form S-8 (File No. 333-278592) of BGM Group Ltd. (formerly known as Qilian International Holding Group Ltd.) and its affiliated entities (collectively, the “Company”) of our report dated on January 27, 2025, relating to the consolidated financial statements, which appears in this annual report on Form 20-F of the Company for the year ended September 30, 2024.

Enrome LLP

Singapore

January 27, 2025

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